NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.
                                 CODE OF ETHICS



This Code of Ethics ("Code") is adopted by:

     Navellier  Variable  Insurance  Series Fund,  Inc. a registered  investment company  ("Fund") on behalf of its series,  the Navellier  Growth Portfolio
     ("Portfolio")   and  any  future  series  of  the  Fund   (referred  to  as
     "Portfolios") and Navellier & Associates, Inc. ("Adviser"),  the investment adviser  of  the  Portfolio  pursuant  to  Rule  17j-1  promulgated  by the
     Securities  and  Exchange  Commission  (the  "Rule")  under the  Investment
     Company Act of 1940.

                         Statement of General Principles

     This Code is adopted in recognition of the general fiduciary principles that govern personal investment activities of all individuals associated with the Fund, the Portfolio and the Adviser.

     It is the duty at all times to place the interests of Portfolio shareholders first. Priority must be given to Portfolio trades over personal securities trades.

     Individuals are prohibited from trading on the basis of material non-public information as defined by federal courts and the SEC in interpreting Rule
     10b_5 under the Securities Exchange Act of 1934. Individuals are prohibited from trading in their personal accounts before trades in the Portfolio for the same security ("front-running").

     All personal securities transactions must be conducted consistent with this
     Code and in such a manner as to avoid any actual or  potential  conflict of
     interest   or  any  abuse  of  an   individual's   position  of  trust  and
     responsibility.

     Individuals should not take advantage of their positions with the Fund.

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                                                 TABLE OF CONTENTS
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
1.  General Prohibitions..........................................................................................1

2.  Definitions...................................................................................................1
         Access Person............................................................................................1
         Advisory Person..........................................................................................1
         Beneficial Interest......................................................................................1
         Blind Trust..............................................................................................2
         Compliance Department....................................................................................2
         Day......................................................................................................3
         Designated Access Person.................................................................................3
         For his or her own account...............................................................................3
         Immediate Family.........................................................................................3
         Investment Company.......................................................................................3
         Investment Personnel.....................................................................................3
         Portfolio Manager........................................................................................3
         Related Issuer...........................................................................................3
         Security.................................................................................................3

3.  Required Compliance Procedures................................................................................4
         3.1 Preclearance of Securities Transactions..............................................................4
         3.2 Post-Trade Monitoring of Precleared Transactions.....................................................5
         3.3 Disclosure of Personal Holdings......................................................................5
         3.4 Certification of Compliance With Code of Ethics......................................................5

4.  Restrictions and Disclosure Requirements......................................................................6
         4.1 Initial Public Offerings.............................................................................6
         4.2 Private Placements...................................................................................6
         4.3 Related Issuers......................................................................................6
         4.4 Blackout Periods.....................................................................................7
         4.5 Same Day Price Switch................................................................................8
         4.6 Short-term Trading Profits..........................................................................10
         4.7 Gifts...............................................................................................11
         4.8 Service as Director of Publicly Traded Companies....................................................11

5.  Procedures with Regard to Dissemination of Information.......................................................11

6.  Reporting by Access Persons..................................................................................12
         6.1 General Requirement.................................................................................12
         6.2 Disinterested Directors.............................................................................12
         6.3 Contents............................................................................................12

7.  Code of Ethics Board.........................................................................................13

8.  Annual Report to Board of Directors..........................................................................14

9.  Implementation...............................................................................................14
         9.1  Forms..............................................................................................14
         9.2  Exceptions.........................................................................................14

1.   General Prohibitions

No individual associated with the Fund, Portfolio, or the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such Fund or Portfolio, shall:

     Employ any device, scheme or artifice to defraud such Fund or Portfolio;

     Make to such Fund or Portfolio any untrue statement of a material fact or omit to state to such Fund or Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Fund or Portfolio;

     Engage in any manipulative practice with respect to such Fund or Portfolio;

     Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

     Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

2.   Definitions

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

     Access Person - all Trustees, directors, officers, or Advisory Persons of the Portfolio or Adviser.

     Advisory Person - any employee of the Portfolio or Adviser, (or of any company in a control relationship to the Portfolio, or the Adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Portfolio, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     Beneficial Interest - a person has a beneficial interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a beneficial interest when the securities in the account are held:

     (i)  in his or her name;

     (ii) in the name of any of his or her Immediate Family;

     (iii)in his or her name as trustee for himself or herself or for his or her Immediate Family;

     (iv) in a trust in which he or she has a beneficial interest or is the settlor with a power to revoke;

     (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

     (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

     (vii) by a partnership of which he or she is a member;

     (viii) by a corporation which he or she uses as a personal trading medium;

     (ix) by a holding company which he or she controls; or

     (x) any other relationship in which a person would have beneficial ownership under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a beneficial interest in any securities must submit a written request to the Compliance Department explaining the reasons therefor. Any disclaimers granted by the Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted.

     Blind Trust - a trust in which an Access Person or employee has beneficial interest or is the settlor with a power to revoke, with respect to which the Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with Adviser or any affiliate of Adviser and not a relative of such Access Person or employee.

     Compliance Department - Adviser's Compliance Department.

     Day - a calendar day.

     Designated Access Person - Any Access Person who in the course of his/her regular duties knows of or has access to information regarding transactions that will be made or have been effected on behalf of any Portfolio. The Compliance Department will maintain a list of the names of the Designated Access Persons.

     For his or her own account - transactions in securities held in an individual's own name or for any account in which he or she has beneficial interest.

     Immediate Family - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

     Investment Company - each registered investment company and series thereof for which the Adviser is the investment adviser.

     Investment Personnel - each Portfolio Manager, and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     Portfolio Manager - an Access Person who has or shares principal day-to-day responsibility for managing the portfolio of any Portfolio.

     Related Issuer - an issuer with respect to which an Investment Personnel or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or
(ii) is related to any officer, director or employee of such issuer.

     Security - any option, stock or option thereon, instrument, bond, debenture, pre-organization certificate, investment contract, any other interest commonly known as a security, and any security or instrument related to, but not necessarily the same as, those held or to be acquired by a Portfolio; provided, however, that the following shall not be considered a "security": securities issued by the United States Government or any state or municipality or any other governmental subdivision thereof, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, commodities, futures, and options on futures.

3.   Required Compliance Procedures

     3.1  Preclearance of Securities Transactions .

          (a) Every Designated Access Person and member of his or her Immediate Family must obtain prior written approval from the Compliance Department regarding a transaction in a Security for his or her own account or for his or her Immediate Family.

          (b) Every Access Person and member of his or her Immediate Family must obtain prior approval from the Compliance Department regarding a transaction in a Security for his or her own account or for his or her Immediate Family if such Access Person, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as an Access Person should have known about any security that, during the 15-day period immediately preceding the date of the transaction by the Access Person, was purchased or sold by a Portfolio or was being considered by the Adviser for purchase or sale by a Portfolio. Such approval may be in the form of verbal approval followed by written approval.

          (c) Before approving any transaction requiring Preclearance, the Compliance Department shall determine that:

          (i)  No  Portfolio  for  which  the  Adviser  has  direct   day-to-day
               portfolio  management  and  transaction  responsibility,   has  a
               pending "buy" or "sell" order in that security;

          (ii) The security does not appear on any "restricted" list of the Adviser; and

          (iii)Such transaction is not short selling or option trading that is economically opposite any pending transaction for any Portfolio for which the Adviser has direct day-to-day portfolio management and transaction responsibility.

          (d)  The   following   securities   are   exempt   from   preclearance
     requirements:

               (i) Securities transactions where neither the Designated Access Person nor his or her Immediate Family knows of the transaction before it is completed or securities transactions for Access Persons under Section 3.1(b) where such Access Person does not know of the transaction before it is completed;

               (ii) The  acquisition  of  securities  through  stock  dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               (iii)The  acquisition  of  securities  through  the  exercise  of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               (iv) Repurchase agreements;

               (v) Options on the Standard & Poor's "500" Composite Stock Price Index; and

               (vi) Other securities that may from time to time be so designated in writing by the Code of Ethics Board.

          (e) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

     3.2  Post-Trade Monitoring of Precleared Transactions .

          After the Compliance Department has granted preclearance to a Designated Access Person or member of his or her Immediate Family or to any Access Person under Section 3.1(b) with respect to any personal securities transaction, the investment activity of such Designated Access Person and member of his or her Immediate Family or such Access Person under Section 3.1(b) shall be monitored by the Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

     3.3  Disclosure of Personal Holdings .

          All Designated Access Persons are required to disclose all their personal securities holdings and those of their Immediate Family to the Compliance Department upon commencement of employment and thereafter on an annual basis.

     3.4  Certification of Compliance With Code of Ethics .

          All Access Persons are required to certify annually in writing that they have:

          (a) read and understand the Code of Ethics and recognize that they are subject thereto;

          (b) complied with the requirements of the Code of Ethics;

          (c)  disclosed  or  reported  all  personal  securities   transactions
     required to be disclosed or reported pursuant to the requirements of the Code; and

          (d) with respect to any blind trusts in which such person has a beneficial interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

4.   Restrictions and Disclosure Requirements

     4.1  Initial Public Offerings .

          All Designated Access Persons and members of their Immediate Family are prohibited from acquiring any securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Portfolio.

     4.2  Private Placements .

          (a) No Designated Access Person or member of his or her Immediate Family may acquire any securities in private placements without prior written approval by the Compliance Department.

          (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or Portfolio and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Fund or Portfolio.

          (c) A Designated Access Person who has (or a member of whose Immediate Family has) acquired securities in a private placement is required to disclose that investment to the Portfolio Manager when such Designated Access Person plays a part in any subsequent consideration of an investment in the issuer for any Fund or Portfolio; provided, however, that if such Designated Access Person is the Portfolio Manager, such Designated Access Person shall make such disclosure to the Compliance Department. In any such circumstances, the decision to purchase securities of the issuer for a Fund or Portfolio is subject to an independent review by individuals with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Compliance Department.


INTERNAL PROCEDURES MANUAL FOR IMPLEMENTING
THE CODE OF ETHICS CONTAINS THE FOLLOWING:



A list of contact persons referenced in the Code, such as those who are responsible for preclearing trades

A form to report holdings in securities

A form acknowledging receipt of the Code

A form acknowledging compliance with the Code

A form letter directing brokers to send duplicate confirmations of transactions to the Compliance Department